Per head grid premiums were record high

Comparing the Grids :  FY 2007 Results

By Brian Bertelsen, Director of Field Operations

Fiscal year 2007 was the second full year that USPB offered producers a choice between the Base and Market grids. The table below right summarizes cattle performance in Kansas plants on both grids during the fiscal year. All cattle receiving a Natural premium have been excluded from these results.

The Market grid is designed to be a more direct comparison to the cattle that are purchased on the open market. There are many minor differences between the two grids, but in general, the Market grid has more emphasis on Yield Grade—offering more reward for leaner yield grades and more discount for fatter carcasses. It is also based on the Kansas, Texas and Oklahoma market. Grid inputs for USDA cash price, the nongrid plant average yield, and the plant

Competition Increases For Japanese Market

“Our processing company continues to be the number one U.S. exporter of both frozen and chilled beef to Japan,” reports Peter Michalski, vice president International Division of National Beef.

However the competition is getting tougher in that market for several reasons, Michalski points out. “Many warehouses have large inventories, especially of A40 beef, after importing as much as 50% of pre BSE volumes this summer,” he notes. “Secondly, our Australian competitors have been increasing the number of cattle they finish on grain diets in recent years and they are doing everything they can to keep their market share, including cutting prices. And thirdly, our U.S. competitors are lowering prices in order to gain market share.”

Michalski points out that we are fortunate that our ranches and feedlots are willing to host our Japanese customers which helps keep them loyal to our company. “Our age verified product continues to be the sought after product,” he adds.w average quality and yield grades of NBP nongrid cattle purchased in that region are used on the Market grid. The Base grid uses a cash price and plant average yield and yield grades from nongrid cattle purchased only within Kansas and a fixed threshold of 50% Choice Plus.

Typically, these grid differences create the opportunity for crossbred cattle to be rewarded for their strengths of yield and cutability when delivered on the Market grid. Conversely, cattle with more English breeding often excel on the Base grid which has a lower penalty for Yield Grade 4 and 5’s. This allows producers to feed those cattle longer to maximize marbling and produce more total pounds.

During the fiscal year, 15.6% of all USPB cattle harvested in Kansas were delivered on the Market grid. This was down from 27.1% during

...continued on page 4

USPB KS PLANTS BENCHMARK PERFORMANCE DATA
	8/27/06—8/25/07
	Base Grid		Market Grid
	All	Top 25%	All	Top 25%
In Weight lb.	716	708	705	680
Days Fed	163	167	165	171
Live Weight lb.	1,246	1,243	1,223	1,209
Yield %	63.81	64.31	64.17	64.85
Choice Plus %	61.88	75.56	47.76	56.94
CAB%	12.84	20.14	5.86	8.17
Ungraded %	2.58	1.08	4.66	2.58
YG1%	4.89	3.05	8.74	7.90
YG2%	30.47	26.84	36.82	37.04
YG3%	48.87	54.21	41.37	42.90
YG4%	13.96	14.25	11.34	10.63
YG5%	1.80	1.65	1.73	1.52
Lightweight %	0.53	0.33	0.42	0.26
Heavyweight%	1.55	1.01	1.70	0.98
QGPremium/head	$18.82	$39.86	$2.22	$16.42
Yield Premium/head	$9.00	$19.10	$9.11	$20.91
YGPremium/head	-$4.97	-$5.38	$1.13	$2.01
Out Wt. Disc ihead	-$2.63	-$1.68	-$3.00	-$1.75
Steer/HeiferPrem./hd.	$1.21	$1.45	$3.01	$2.99
Subtotal	$21.43	$53.35	$12.47	$40.58
AVPremium/head	$2.74	$7.56	$0.77	$2.01
Gross Premium/head	$24.17	$60.91	$13.24	$42.59
Black Hided %	76.30	81.51	57.33	55.04
Steer%	37.64	43.92	29.89	27.41

Reproduction of any part of this newsletter is expressly forbidden without written permission by U.S. Premium Beef.

U. S. Premium Beef, LL C Annual Meeting

See You in Kansas City	Schedule

While fiscal year 2007 brought its own set of challenges to the U.S. beef processing sector, it also brought some real opportunities for producers who marketed their cattle through U.S. Premium Beef, LLC (USPB).

Our producers received a record average grid premium of $24.33 on every animal they marketed on our grids in fiscal year 2007. In other words, USPB’s grids have never worked better for our producers. In total, our company paid more than $16.6 million in grid premiums to producers who delivered cattle to our Kansas and California plants last year.

And, producers responded by marketing more cattle through USPB since fiscal year 2003—delivering cattle against 93% of our unitholders’ delivery obligations.

One of the services we provide our unitholders is a leasing program that enables them to lease delivery rights to other producers. This is a service that benefits our unitholders who may not be able to meet their delivery obligations in a given year and it also benefits our company because the quality of the cattle delivered against leased delivery rights tend to be higher quality which enables us to add more value, and profit, in our processing facilities. Last year producers who leased delivery rights to market cattle on our Kansas grids averaged premiums of $31.30 per head above the cash market price. That is $6.69 per head above the average for cattle delivered on our grids to our Kansas plants, which means the quality of those cattle was also better.

As I mentioned earlier, fiscal year 2007 was not without challenges for our processing business. However, we were able to generate cash flow during the year which enabled us to keep our plants in peak condition which is critical to our future success in this very competitive industry. At the same time, we have continued to add value to more of our product. In fiscal year 2007, we were once again the number one exporter of fresh chilled and frozen beef to Japan which was in part due to our producers’ ability to deliver cattle that qualified for our $25 per head age verified premium. That is testament to the benefits of producer ownership—both to producers and our processing company.

I encourage you to attend our annual meeting on December 14 to learn more about how your company is working to add more value to the cattle you deliver and to the beef it processes. I’m confident you will go home with a better understanding of the advantages of producer ownership. See you in Kansas City.

Thursday, December 13*
6:30 p.m.       Reception in Shawnee A Ballroom
                      Meet Board of Director Candidates

Friday, December 14*
8:00 a.m.       Registration/Continental Breakfast
                      Outside Shawnee A & B Ballroom

8:30 a.m.       Morning Sessions
                      –International Markets

Mark Domanski, President, NBP International, Kansa C Ballroom –USPB Cattle Performance Brian Bertelsen, Director of Field Operations, Kansa A Ballroom

11:15 a.m.      Lunch & National Beef Presentation
                       Shawnee A & B Ballroom

1:00 p.m.        USPB Business Meeting
                       Shawnee A & B Ballroom

*All meetings are at the Kansas City Airport Hilton.

Annual Meeting Hotel:

Kansas City Airport Hilton—8801 NW 112th St.—816-891-8900—When making reservations request USPB’s annual meeting rate of $109. Cutoff date for annual meeting rate is December 5. If you have questions, please call USPB at 866-877-2525.

Other Hotels Close to the Airport Hilton:

Embassy Suites KCI—1/2 mile south of Hilton—7640 Tiffany Springs Pkwy.—800-362- 2779

Holiday Inn Express-KCI—next to Hilton— 11130 NW Ambassador Drive— 816-891-9111

Driving Directions to Kansas City Airport Hilton

Take Exit #12 (112th Street) off of I-29 just south of the Kansas City International Airport. The Kansas City Airport Hilton is located on the southeast corner of the intersection of I-29 and 112th Street in Kansas City.

U.S. Premium Beef, LLC

Annual Meeting Pre-Registration

December 14, 2007

Kansas City Airport Hilton, Kansas City, MO

Please complete and fax or mail to the USPB office by November 30, 2007.

PLEASE PRINT CLEARLY

Unitholder or Associate Name:
Name of Attendee:
Address:
City, State Zip:
Phone:	E-Mail Address:

Events:	Additional Registrations:
Reception December 13—6:30 p.m. ____ Number of people attending	This meeting is exclusive to USPB Unit-holders and Associates, family members and employees.
Morning Sessions December 14—8:30 a.m. ____ Number of people attending	Name:__________________________ Relationship:_____________________
Lunch & National Beef Presentation December 14—11:15 a.m. ____ Number of people attending	Name:__________________________ Relationship:_____________________
USPB Business Meeting December 14—1:00 p.m. ____ Number of people attending	Name:__________________________ Relationship: _____________________

Please complete form and return to:

U.S. Premium Beef, P.O. Box 20103, Kansas City, MO 64195
(866) 877-2525 phone • (816) 713-8810 fax

Comparing the Grids...                        continued from page 1

the previous year.

This year, Market grid cattle continued to include a greater concentration of heifers and “non-black” hided cattle. In the table, values for “Steer %” are only from lots that are 100% steers.

Market grid cattle yielded higher but since the plant average yield for that grid was higher, the yield benefit per head was similar to those delivered on the Base grid. Market grid cattle had leaner yield grades and as a result, they received a premium of $1.13 per head. This was also due to the larger premiums on the Market grid for Yield Grade 1 and 2 carcasses. Notice that the Market grid top 25% had less yield grade 4 and 5’s while those in the top 25% on the Base grid actually had more. Steer/Heifer premiums were larger on the Market grid as that is one of the differences between the two grids.

Cattle delivered on the Base grid were heavier which was likely due to the higher concentration of steers. They were much higher percent black hided and had significantly higher quality grades. This generated a much higher quality grade premium per head. The subtotal premium of $21.43 per head was the second highest in company history. Adding age verification premiums to that number made USPB ’s total Kansas average Base grid premium of $24.17 per head record high. This does not include Natural program cattle.

The Base grid continues to allow producers to feed cattle longer to maximize their genetic potential for marbling to produce more pounds of higher quality beef. The Market grid is an alternative for producers to deliver different cattle types that can generate value in areas such as yield and yield grade, resulting in more total revenue than the average cash price.

To better understand the differences between the two grids it is helpful to compare a specific group of cattle on each grid. The table below lists three different cattle types: Blacks,

Average and Crossbred. Hypothetical carcass data is listed in the table. The bottom of the table shows the relative difference in total payment between the two grids. The Base grid would generate $4.36 more per head than the Market grid on Black cattle. However, the Crossbreds would get paid $2.17 more per head on the Market grid.

If you are ever unsure of which grid to market your cattle on, please call our office at 866-877-2525 and the staff can assist you by running a side-by-side comparison like this for your cattle.”w